UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2025 (May 22,2025)

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-7564999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0009 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $103.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 22, 2025, Silexion Therapeutics Corp, a Cayman Islands exempted company (the “Company”, “we”, “us” or “our”) received a delisting notice from the Nasdaq Listing Qualifications Department in respect of two listing deficiencies for which the Company had previously received notices and had been granted a 180-day compliance period during which the Company was unable to regain compliance. That delisting notice is subject to the Company’s right to request an appeal of the determination before the Nasdaq Hearings Panel by May 29, 2025, which the Company intends to request in a timely manner. To the extent the Company’s appeal is not successful, trading in the Company’s ordinary shares and warrants would be suspended at the opening of business on June 2, 2025, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which would remove the Company’s ordinary shares and warrants from listing and registration on Nasdaq.

The listing deficiencies, for which we had received two letters from the Nasdaq Listing Qualifications Department on November 19, 2024, relate to our non-compliance with Nasdaq Listing Rules 5450(b)(2)(A) and 5450(b)(2)(C). Those rules require a company such as ours whose securities are listed on the Nasdaq Global Market under the “Market Value Standard” to maintain a minimum Market Value of Listed Securities (an “MVLS”) of $50,000,000 and a minimum Market Value of Publicly Held Shares (an “MVPHS”) of $15,000,000 for continued listing on the Nasdaq Global Market. Our deficiencies under those rules were originally triggered by our MVLS having closed below the minimum level for a period of 30 consecutive business days, and our MVPHS having fallen below the minimum threshold for 30 consecutive business days, in each case immediately prior to November 19, 2024. Under Nasdaq Listing Rule 5810(c)(3)(C), we had been given a 180-day period, ending on May 19, 2025, to rectify the deficiencies. In order to regain compliance, we would have had to achieve and maintain an MVLS of $50,000,000, and have an MVPHS that closed at or above $15,000,000, in each case, for at least 10 consecutive business days.

As part of our strategy for our appeal, we intend to apply to transfer the listing of our securities to the Nasdaq Capital Market, subject to our meeting the Equity Standard for continued listing on that market, which requires us to have, among other things, at least $2.5 million of shareholders’ equity. There can be no assurance, however, that our appeal and request for transfer will be successful or that we will successfully comply with that Equity Standard for listing on the Nasdaq Capital Market within any additional time period that may be allotted to us by the Nasdaq Hearings Panel.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to: the Company’s intention to appeal Nasdaq’s delisting determination and thereby stay the suspension, and the removal from listing and registration, of the Company’s securities from Nasdaq; the Company’s ability to transfer the listing of its securities to the Nasdaq Capital Market; the Company’s ability to have at least $2.5 million of shareholders’ equity and meet the Equity Standard for continued listing on the Nasdaq Capital Market; and all other statements that are not historical facts. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to, that: the Company may not be successful in its appeal of the Staff’s determination; or the Company may not be granted additional time to achieve or maintain at least $2.5 million of shareholders’ equity and meet the Equity Standard of the Nasdaq Capital Market to enable the transfer of the listing of its securities to that market. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025. That filing identifies and addresses other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise those forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: May 23, 2025	By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer